EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 15, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in The First American Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PricewaterhouseCoopers LLP
Newport Beach, CA
August 14, 2000